Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.4 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 29, 2023.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Old Nukk and Brilliant, adjusted to give effect to the Business Combination and the other events contemplated by the Merger Agreement. Unless otherwise indicated or the context otherwise requires, references to “the Company” refer to Nukkleus and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical balance sheet of Old Nukk as of June 30, 2023 and Brilliant as of June 30, 2023, on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022 combines the historical statement of operations of Old Nukk for the year ended September 30, 2022 and the historical statement of operations of Brilliant for the year ended December 31, 2022 on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement had been consummated on October 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2023 combines the historical statement of operations of Old Nukk for the nine months ended June 30, 2023, and the historical statement of operations of Brilliant for the nine months ended June 30, 2023 on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement had been consummated on October 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and operating results that would have been achieved had the Business Combination and the other events contemplated by the Merger Agreement occurred on the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company following the completion of the Business Combination and the other events contemplated by the Merger Agreement and may not be useful in predicting the future financial condition and results of operations of the Company following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected in this Exhibit 99.4 on Form 8-K due to a variety of factors. Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which these unaudited pro forma condensed combined financial statements are prepared and are subject to change as additional information becomes available and analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, audited and unaudited financial statements of Old Nukk and Brilliant, the sections of the Joint Proxy Statement/Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nukkleus” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Brilliant,” and other information relating to Old Nukk and Brilliant included or incorporated by reference in this Form 8-K.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Brilliant was treated as the acquired company and Old Nukk was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Old Nukk, with the Business Combination treated as the equivalent of Old Nukk issuing stock for the net assets of Brilliant, accompanied by a recapitalization. The net assets of Brilliant are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Old Nukk. Old Nukk has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Old Nukk’s existing stockholders have a majority of the voting power;

●	the Company’s Board consists of six directors, of which six were designated by Old Nukk and one was designated by Brilliant;

●	Old Nukk’s existing senior management team will comprise the senior management of the Company; and

●	Old Nukk’s operations prior to the Business Combination comprise the ongoing operations.

Pro Forma Capitalization Following the Business Combination

Upon the closing of the Business Combination, public shareholders were offered the opportunity to redeem all or a portion of such shareholder’s public shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Brilliant trust account. The unaudited condensed combined pro forma financial information reflects actual redemptions of 330,345 shares of Brilliant’s Class A Ordinary Shares at approximately $11.57 per share, or $3.8 million in the aggregate.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination and the other events contemplated by the Merger Agreement:

	Number of Shares	% Ownership
Brilliant Public Shareholders	73,351	0.5%
Brilliant Rights	460,000	3.3%
Brilliant Founders	1,150,000	8.3%
Brilliant Backstop Pool	213,340	1.5%
Sponsor and Others (Includes Rights) (1)	675,262	4.9%
Advisors (2)	425,000	3.1%
Old Nukk Equityholders (3)	10,902,760	78.3%
Shares Outstanding (4)	13,899,713	99.9%

(1)	Includes 261,000 shares of Nukkleus Common Stock issued to the Sponsor for its Private Units, 26,100 shares of Nukkelus Common Stock issued upon the conversion of rights held by the Sponsor and 388,162 shares of Nukkleus Common Stock issued to the Sponsor in lieu of $3,881,627 in payables to the Sponsor pursuant to the promissory notes.
(2)	Represents an aggregate 425,000 shares of Nukkleus Common Stock issued to Axiom Capital Management and RedEight Advisors upon consummation of the Business Combination as payment for advisory services provided to Brilliant.
(3)	Includes 10,499,952 shares of Nukkleus Common Stock issued to Old Nukk Equityholders as consideration in the Business Combination less 425,000 shares of Nukkleus Common issued to advisors as payment for advisory services and 827,808 shares of Nukkleus Common Stock issued as settlement for a portion of Old Nukk’s Due to affiliates and related parties.
(4)	The pro forma capitalization excludes the following:

●	4,600,000 public warrants

●	1,840,000 backstop pool for public warrants

●	261,000 public warrants

●	212,769 stock options

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2023

(in thousands)

			Transaction
			Accounting
	Old Nukk	Brilliant	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined
ASSETS
Current Assets
Cash	$142,341	$4,597,048	184,200	(2)	$95,573
			(3,822,431)	(3)
			(540,198)	(4)
			(465,387)	(4)
Customer custodial cash	1,712,095	-	-		1,712,095
Customer digital currency assets	1,107	-	-		1,107
Due from affiliates	308,461	-	-		308,461
Notes receivable - related party	35,000	-	-		35,000
Note receivable	154,150	-	(154,150)	(5)	-
Prepaid expenses and other current assets	52,703	-	-		52,703
Total current assets	$2,405,857	$4,597,048	$(4,797,966)		$2,204,939

Non-Current Assets
Cost method investment	6,602,000	-	-		6,602,000
Intangible assets, net	6,339,021	-	-		6,339,021
Total non-current assets	12,941,021	-	-		12,941,021

Total assets	$15,346,878	$4,597,048	$(4,797,966)		$15,145,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Customer custodial cash liabilities	$1,703,893	$-	$-		$1,703,893
Customer digital currency liabilities	-	-	-		-
Due to affiliates and related parties	5,100,131	1,165,600	55,000	(2)	1,913,070
			(1,220,600)	(5)
			(3,187,061)	(6)
Accounts payable and accrued expenses	556,942	474,320	550,000	(4)	2,034,262
			453,000	(4)
Promissory note - related party	-	2,863,927	129,200	(2)	-
			(2,993,127)	(5)
Total current liabilities	7,360,966	4,503,847	(6,213,588)		5,651,225

Non-Current Liabilities
Derivative warrant liabilities	-	10,183	-		10,183
Total non-current liabilities	-	10,183	-		10,183

Total liabilities	7,360,966	4,514,030	(6,213,588)		5,661,408

Commitments and contingencies

Common stock subject to possible redemption	-	4,529,548	(4,529,548)	(1)	-

Stockholders’ equity
Common stock, $0.0001 par value	36,718	-	(33)	(3)	1,390
			(35,295)	(8)
Ordinary shares, no par value	-	3,880,288	4,529,548	(1)	-
			(4,529,548)	(8)
			(3,880,288)	(8)
Additional paid-in capital	25,432,669	-	(3,822,398)	(3)	26,966,637
			(1,090,198)	(4)
			3,190,000	(4)
			4,059,577	(5)
			3,187,061	(6)
			(12,435,205)	(7)
			8,445,131	(8)
Accumulated other comprehensive loss	6,656	-	-		6,656
Accumulated deficit	(17,490,131)	(8,326,818)	(4,108,387)	(4)	(17,490,131)
			12,435,205	(7)
Total stockholders equity	7,985,912	(4,446,530)	5,945,170		9,484,552
Total liabilities and stockholders’ equity	$15,346,878	$4,597,048	$(4,797,966)		$15,145,960

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR MONTHS ENDED SEPTEMBER 30, 2022

(in thousands, except share and per share data)

	Old Nukk	Brilliant
	Year Ended	Year Ended	Transaction
	September 30, 2022	December 31, 2022	Accounting Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined
Revenue
General support services - related party	$19,200,000	$-	$-		$19,200,000
Financial services	2,313,474	-	-		2,313,474
Total revenues	21,513,474	-	-		21,513,474

Costs of Revenues
Cost of revenue - general support services - related party	18,900,000	-	-		18,900,000
Cost of revenue - financial services	3,274,870	-	-		3,274,870
Total cost of revenues	22,174,870	-	-		22,174,870

Gross Profit (Loss)
Gross profit - general support services - related party	300,000	-	-		300,000
Gross loss - financial services	(961,396)	-	-		(961,396)
Total gross profit (loss)	(661,396)	-	-		(661,396)

Operating Expenses
Advertising and marketing	420,186	-	-		420,186
Professional fees	4,329,988	-	-		4,329,988
Compensation and related benefits	508,471	-	-		508,471
Amortization of intangible assets	264,224	-	-		264,224
Other general and administrative	647,314	1,202,399	4,108,387	(1)	5,958,100
Impairment of equity method investment	4,310,745	-	-		4,310,745
Total expenses	10,480,928	1,202,399	4,108,387		15,791,714

Operating Loss	(11,142,324)	(1,202,399)	(4,108,387)		(16,453,110)

Other Income (Expense)
Loss from equity method investment	(689,255)	-	-		(689,255)
Change in fair value of derivative warrant liabilities	-	169,836	-		169,836
Other expense	(15,005)	-	-		(15,005)
Other income	927	-	-		927
Interest income	-	64,949	(64,949)	(2)	-
Total other income (expense)	(703,333)	234,785	(64,949)		(533,497)

Loss before income taxes	(11,845,657)	(967,614)	(4,173,336)		(16,986,607)
Provision for income taxes	-	-	-		-
Net Loss	$(11,845,657)	$(967,614)	$(4,173,336)		$(16,986,607)

Net loss per share, basic and diluted	$(0.03)	$(0.21)
Weighted average shares outstanding, basic and diluted	356,133,960	4,636,222

Net loss per share, basic and diluted					$(1.22)
Weighted average shares outstanding, basic and diluted			13,899,713	(3)	13,899,713

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2023

(in thousands, except share and per share data)

	Old Nukk	Brilliant
	Nine Months Ended	Nine Months Ended	Transaction
	June 30, 2023	June 30, 2023	Accounting Adjustments		Pro Forma
	(Historical)	(Derived)	(Note 2)		Combined
Revenue
General support services - related party	$14,400,000	$-	$-		$14,400,000
Financial services	1,822,388	-	-		1,822,388
Total revenues	16,222,388	-	-		16,222,388

Costs of Revenues
Cost of revenue - general support services - related party	14,125,000	-	-		14,125,000
Cost of revenue - financial services	2,162,317	-	-		2,162,317
Total cost of revenues	16,287,317	-	-		16,287,317

Gross Profit (Loss)
Gross profit - general support services - related party	275,000	-	-		275,000
Gross loss - financial services	(339,929)	-	-		(339,929)
Total gross profit (loss)	(64,929)	-	-		(64,929)

Operating Expenses
Advertising and marketing	51,087	-	-		51,087
Professional fees	1,815,200	-	-		1,815,200
Compensation and related benefits	591,361	-	-		591,361
Amortization of intangible assets	198,871	-	-		198,871
Other general and administrative	434,212	450,997	-		885,209
Total expenses	3,090,731	450,997	-		35,986,504

Operating Loss	(3,155,660)	(450,997)	-		(19,764,116)

Other Income (Expense)
Loss from equity method investment	-	-	-		-
Change in fair value of warrant liabilities	-	215,097	-		215,097
Other income	6,345	-	-		6,345
Interest income	-	(1)	1	(2)	-
Total other income (expense)	6,345	215,096	1		221,442

Loss before income taxes	(3,149,315)	(235,901)	1		(19,542,674)
Provision for income taxes	-	-	-		-
Net Income (Loss)	$(3,149,315)	$(235,901)	$1		$(19,542,674)

Net income (loss) per share, basic and diluted	$(0.01)	$(0.11)
Weighted average shares outstanding, basic and diluted	367,175,886	2,127,089

Net loss per share, basic and diluted					$(1.41)
Weighted average shares outstanding, basic and diluted			13,899,713	(3)	13,899,713

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Brilliant was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Old Nukk, and the Business Combination was treated as the equivalent of Old Nukk issuing stock for the net assets of Brilliant, accompanied by a recapitalization. The net assets of Brilliant are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Old Nukk.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Business Combination and other events contemplated by the Merger Agreement as if they had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022 and the nine months ended June 30, 2023 gives pro forma effect to the Business Combination and other events contemplated by the Merger Agreement as if they had been consummated on October 1, 2021.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

●	the historical audited financial statements of Brilliant as of December 31, 2022, and for the year ended December 31, 2022, and the related notes, which are included in Brilliant’s Annual Report on Form 10-K filed with the SEC on March 10, 2023 (the “Brilliant 2022 10-K”);

●	the historical unaudited financial statements of Brilliant as of and for the nine months ended September 30, 2022, and the related notes, which are included in Brilliant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 (the “Brilliant September 2022 10-Q”), and the six months ended June 30, 2023, and the related notes, which are included in Brilliant’s Quarterly Report on Form 10-Q filed with the SEC on August 18, 2023 (the “Brilliant June 2023 10-Q”) and the historical audited financial statements of Brilliant as of and for the year ended December 31, 2022, and the related notes, which are included in the Brilliant 2022 10-K;

	Year Ended December 31, 2022	Nine Months Ended September 30, 2022	Three Months Ended December 31, 2022	Six Months Ended June 30, 2023
Operating expenses	1,202,399	1,094,728	107,671	343,326
Loss from operations	(1,202,399)	(1,094,728)	(107,671)	(202,129)

Other Income/(Expense)
Change in fair value of warrant liabilities	169,836	(44,801)	214,637	460
Interest income	64,949	64,950	(1)	—
Total other income/(expense)	234,785	20,149	214,636	460

Net income (loss)	(967,614)	(1,074,579)	106,965	(342,866)

Weighted average shares outstanding, basic and diluted	4,636,222	5,342,708	2,516,765	1,932,251
Basic and diluted net income (loss) per share	(0.21)	(0.20)	0.04	(0.18)

●	the historical audited financial statements of Old Nukk as of and for the year ended September 30, 2022, and the related notes, which are included in Old Nukk’s Annual Report on Form 10-K filed with the SEC on April 10, 2023 (the “Old Nukk 2021 10-K”);

●	the historical unaudited financial statements of Old Nukk as of June 30, 2023, and for the nine months ended June 30, 2023, and the related notes, which are included in the Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023 (the “Old Nukk June 2023 10-Q”); and

●	other information relating to Brilliant and Old Nukkleus contained in the Joint Proxy Statement/ Prospectus, including the Merger Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the sections of the Brilliant 2022 10-K, the Brilliant September 2022 10-Q, the Brilliant June 2023 10-Q, the Old Nukk 2022 10-K, and the Old Nukk June 2023 10Q, the section of the Joint Proxy Statement/ Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Brilliant” and the section of the Joint Proxy Statement/ Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nukkleus,” as well as other financial information included elsewhere in the Joint Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination and the other events contemplated by the Merger Agreement are based on information available as of the date of this Form 8-K and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments that appear in this Form 8-K. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023, are as follows:

(1)	Reflects the transfer of Brilliant’s Ordinary Shares subject to possible redemptions as of June 30, 2022, to permanent equity.
(2)	Reflects additional fundings of $0.05 million and $0.13 million under the Sponsor advance to Brilliant and Brilliant’s Promissory Note — related party, respectively, subsequent to June 30, 2023.
(3)	Reflects actual redemption of 330,345 Brilliant Ordinary Shares at a redemption price of approximately $11.57 per share, totaling approximately $3.8 million.
(4)	Represents estimated transaction incurred by Nukkleus and Brilliant of $1.1 million and $4.1 million, respectively, for legal, financial advisory and other professional fees.

For the Nukkleus transaction costs:

●	$0.5 million was paid and reflected as a decrease in cash;

●	$0.6 million was reflected as an increase in accounts payable and accrued expenses; and

●	$1.1 million was reflected as a decrease in additional paid in capital.

For the Brilliant transaction costs:

●	$0.5 million was paid and reflected as a decrease in cash;

●	$0.5 million was reflected as an increase in accounts payable and accrued expenses;

●	$3.2 million was settled through the issuance of 425,333 shares of Brilliant Common Stock; and

●	$4.1 million was reflected as an increase in accumulated deficit. The costs expensed through accumulated earnings are included in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022.

(5)	Reflects the issuance of 388,163 shares of Brilliant Common Stock as settlement for Brilliant’s Promissory Note — related party and Brilliant’s Due to affiliates and related parties, offset by the note receivable and due to affiliates and related parties of $0.2 million for amounts funded by Nukkleus to Brilliant’s trust account.
(6)	Reflects the issuance of 827,808 shares of Nukkleus Common Stock as settlement for a portion of Nukkleus’ Due to affiliates and related parties.
(7)	Reflects the elimination of Brilliant’s accumulated deficit of $12.4 million to additional paid-in capital.
(8)	Reflects the exercise of rights and the recapitalization of equity as a result of the exchange of Old Nukk common stock for shares of Nukkleus Common Stock at the Exchange Ratio.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022, and the nine months ended June 30, 2023, are as follows:

(1)	Reflects an adjustment for Brilliant’s transaction costs as if the Business Combination had been consummated on October 1, 2021.
(2)	Reflects an adjustment to eliminate interest income related to the Brilliant trust account.
(3)	Reflects the increase in the weighted average shares of Common Stock outstanding due to the issuance of Common Stock in connection with the Business Combination and the other events contemplated by the Merger Agreement, which is described further in Note 3.

3.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares of Old Nukk common stock outstanding, and the issuance of additional shares in connection with the Business Combination and the other events contemplated by the Merger Agreement, assuming the shares were outstanding since October 1, 2021. As the Business Combination and the other events contemplated by the Merger Agreement are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination and the other events contemplated by the Merger Agreement have been outstanding for the entire period presented. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

Year Ended September 30, 2022
Pro forma net loss	$(16,986,607)
Weighted average shares outstanding - basic and diluted	13,899,713
Net loss per share - basic and diluted	$(1.22)

Nine Months Ended June 30, 2023
Pro forma net loss	$(19,542,674)
Weighted average shares outstanding - basic and diluted	13,899,713
Net loss per share - basic and diluted	$(1.41)

Weighted Average Shares Outstanding
Brilliant Public Shareholders	73,351
Brilliant Rights	460,000
Brilliant Founders	1,150,000
Brilliant Backstop Pool	213,340
Sponsor and Others (Includes Rights) (1)	675,262
Advisors	425,000
Old Nukk Equityholders (3)	10,902,760
Total Pro Forma Shares	13,899,713

The following outstanding shares of common stock equivalents are excluded from the computation of pro forma diluted net income per share for all the periods and scenarios presented because including them would have an anti-dilutive effect.

Public warrants	4,600,000
Backstop pool for public warrants	1,840,000
Private warrants	261,000
Stock options	212,769
Total	6,913,769